As filed with the Securities and Exchange Commission on March 12, 2024

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INOZYME PHARMA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-4024528
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
321 Summer Street Suite 400 Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

2020 Stock Incentive Plan
2020 Employee Stock Purchase Plan
(Full Title of the Plan)

Douglas A. Treco

Chairman and Chief Executive Officer

321 Summer Street

Suite 400

Boston, Massachusetts 02210
(Name and Address of Agent For Service)

(857) 330-4340

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2020 Stock Incentive Plan of Inozyme Pharma, Inc. (the “Registrant”) and the 2020 Employee Stock Purchase Plan of the Registrant, is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2020 Stock Incentive Plan and the 2020 Employee Stock Purchase Plan has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-240146, filed by the Registrant with the Securities and Exchange Commission on July 28, 2020, relating to the Registrant’s Amended and Restated 2017 Equity Incentive Plan, as amended, 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan, (ii) the Registration Statement on Form S-8, File No. 333-254685, filed by the Registrant with the Securities and Exchange Commission on March 25, 2021, relating to the Registrant’s 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan, (iii) the Registration Statement on Form S-8, File No. 333-263586, filed by the Registrant with the Securities and Exchange Commission on March 15, 2022, relating to the Registrant’s 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan, and (iv) the Registration Statement on Form S-8, File No. 333-270733, filed by the Registrant with the Securities and Exchange Commission on March 22, 2023, relating to the Registrant’s 2020 Stock Incentive Plan, 2020 Employee Stock Purchase Plan and 2023 Inducement Stock Incentive Plan, in each case, except to the extent amended or superseded by the contents hereof.

Item 8.
Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description
4.1

Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39397) filed with the Securities and Exchange Commission on July 28, 2020)

4.2

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39397) filed with the Securities and Exchange Commission on June 14, 2023)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm
24.1*	Power of Attorney (included on the signature pages of this registration statement)
99.1

2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239648) filed with the Securities and Exchange Commission on July 20, 2020)

99.2

2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239648) filed with the Securities and Exchange Commission on July 20, 2020)

107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 12th day of March, 2024.

INOZYME PHARMA, INC.

By:	/s/ Douglas A. Treco
	Name:	Douglas A. Treco
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Inozyme Pharma, Inc., hereby severally constitute and appoint Douglas A. Treco, Sanjay Subramanian and Matthew Winton, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Inozyme Pharma, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Douglas A. Treco Douglas A. Treco	Chairman and Chief Executive Officer (Principal Executive Officer)	March 12, 2024
/s/ Sanjay Subramanian Sanjay Subramanian	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2024
/s/ Sarah Bhagat Sarah Bhagat	Director	March 12, 2024
/s/ Axel Bolte Axel Bolte	Director	March 12, 2024
/s/ Reinaldo Diaz	Director	March 12, 2024

Reinaldo Diaz
/s/ Martin Edwards Martin Edwards	Director	March 12, 2024
/s/ Robert Hopfner Robert Hopfner	Director	March 12, 2024
/s/ Edward Mathers Edward Mathers	Director	March 12, 2024
/s/ Lynne Sullivan Lynne Sullivan	Director	March 12, 2024